Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of Lexington Realty Trust of our report dated February 19, 2010, relating to the financial statements of Lex-Win Concord LLC, which appears in Lexington Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 30, 2012